UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 31, 2006

-----------------------

GIBRALTAR INDUSTRIES, INC.
------------------------------------------------------
(Exact name of registrant as specified in its chapter)

Delaware	0-22462	16-1445150
-------------	-------------	--------------
(State or other jurisdiction of incorporation )	(Commission File Number)	(IRS Employer Identification No.)

3556 Lake Shore Road
P.O. Box 2028
Buffalo, New York                              14219-0228
---------------------------
(Address of principal executive offices)     (Zip Code)

Registrant's telephone number, including area code (716) 826-6500
------------------------------------------------------------------

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

ITEM 1.01.  Entry into a Material Definitive Agreement.

On May 31, 2006 Gibraltar Industries, Inc. (the "Company") and its subsidiaries engaged in thermal processing and treatment of metals (collectively with the Company, the "Seller") entered into an Asset Purchase Agreement with BlueWater Thermal Processing, LLC (the "Purchaser"), a Delaware limited liability company.

The Asset Purchase Agreement provides that the Purchaser will purchase substantially all of the assets of Seller's Thermal Processing segment for cash consideration of approximately $135,000,000 and the assumption of certain liabilities.  The purchase price will be adjusted to the extent that the working capital of the Thermal Processing segment, determined as of the closing of the transaction, is greater or less than $15,334,000.

The cash consideration payable to Seller will be used to pay down outstanding indebtedness.

The closing of the transaction is subject to the satisfaction of numerous conditions contained in the Asset Purchase Agreement, including the expiration or termination of all applicable waiting periods under the Hart-Scott-Rodino Act.

The description of the transaction contained in this report does not purport to be complete and is qualified in its entirety by reference to the terms, provisions, conditions, and covenants of the Asset Purchase Agreement, which we have filed as Exhibit 10.1 hereto and incorporated herein by reference.  The Asset Purchase Agreement has been filed to provide investors and security holders with information regarding its terms, provisions, conditions and covenants and is not intended to provide any other factual information respecting the Seller. In particular the Asset Purchase Agreement contains representations and warranties the Purchaser and Seller made to and solely for the benefit of each other, allocating among themselves various risks of the transaction.  The assertions embodied in those representations and warranties are qualified or modified by information in confidential disclosure schedules that the parties have exchanged in connection with signing the Asset Purchase Agreement. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Asset Purchase Agreement, which subsequent information may or may not be fully reflected in our public disclosures. Accordingly, investors and security holders should not rely on the representations and warranties in the Asset Purchase Agreement as characterizations of the actual state of any fact or facts.

ITEM 8.01.  Other Events

On May 31, 2006, the Company issued a press release announcing that it had entered into the Asset Purchase Agreement.  A copy of that press release is included as Exhibit 99.1 hereto and incorporated herein by reference.

ITEM 9.01.  Financial Statements and Exhibits

(c)

Exhibits.

10.1

Asset Purchase Agreement among Gibraltar Industries, Inc., its subsidiaries that are signatory thereto and Blue Water Thermal Processing LLC dated May 31, 2006

99.1

 Press Release issued May 31, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:

June 6, 2006

GIBRALTAR INDUSTRIES, INC.

/S/  Henning Kornbrekke

Name:

Henning Kornbrekke
Title:President and Chief Operating Officer

EXHIBIT INDEX

10.1

Asset Purchase Agreement among Gibraltar Industries, Inc., its subsidiaries that are signatory thereto and Blue Water Thermal Processing LLC

99.1

 Press Release issued May 31, 2006